

<ARTICLE>                  5
<LEGEND>
This schedule contains summary financial information extracted from Consolidated
Balance  Sheets as of  December  31,  1998 and the  Consolidated  Statements  of
Operations  for the twelve  months  ended  December 31, 1998 as qualified in its entirety by reference to such financial statements.
</LEGEND>
<MULTIPLIER>                                        1,000

<PERIOD-TYPE>                                  12-MOS
<FISCAL-YEAR-END>                              DEC-31-1998
<PERIOD-END>                                   DEC-31-1998
<CASH>                                             46,507
<SECURITIES>                                            0
<RECEIVABLES>                                     113,855
<ALLOWANCES>                                            0
<INVENTORY>                                        10,069
<CURRENT-ASSETS>                                  259,524 <F1>
<PP&E>                                             26,236
<DEPRECIATION>                                     16,378
<TOTAL-ASSETS>                                    378,591 <F2>
<CURRENT-LIABILITIES>                             201,859
<BONDS>                                            75,857
<PREFERRED-MANDATORY>                                 100
<PREFERRED>                                             0
<COMMON>                                            5,506
<OTHER-SE>                                              0
<TOTAL-LIABILITY-AND-EQUITY>                      378,591 <F3>
<SALES>                                                 0
<TOTAL-REVENUES>                                1,035,900
<CGS>                                                   0
<TOTAL-COSTS>                                    (984,871)
<OTHER-EXPENSES>                                     (812)
<LOSS-PROVISION>                                        0
<INTEREST-EXPENSE>                                 (8,685)
<INCOME-PRETAX>                                    12,752 <F4>
<INCOME-TAX>                                       (1,100)
<INCOME-CONTINUING>                                11,652
<DISCONTINUED>                                          0
<EXTRAORDINARY>                                         0
<CHANGES>                                               0
<NET-INCOME>                                       11,652
<EPS-PRIMARY>                                        1.08
<EPS-DILUTED>                                        1.08

<F1>    Includes Equity in Construction Joint Ventures of $67,100, Unbilled Work
        of $19,585, and Other Short-Term Assets of $2,408, not currently reflected in this tag list.

<F2>    Includes  investments  in and advances to Real Estate Joint  Ventures of
        $89,499, Land Held for Sale or Development of $15,541, and Other Long-Term Assets of $4,169, not currently reflected in this tag list.

<F3>    Includes  Deferred  Income  Taxes  and  Other  Liabilities  of  $15,713,
        Minority  Interest  of  $1,064,  Redeemable  Series  B  Preferred  Stock
        $33,540, Stock Purchase Warrants $2,233, Paid-In Surplus of $49,219, Retained Deficit of $3,642, ESOT Related Obligations of $(1,381), and Treasury Stock of $(1,477).

<F4>    Includes  General,  Administrative  and Selling  Expenses of $28,780 not
        currently refelected on this tag list.

